Exhibit 10.4

CYRUS LOCK-UP AGREEMENT

THIS CYRUS LOCK-UP AGREEMENT (this “Agreement”), dated as of [●], 2026, is made and entered into by and among [●], Inc., a Delaware corporation (the “Company”) (formerly known as ACP Holdings Acquisition Corp., a Cayman Islands exempted company, prior to its domestication as a Delaware corporation), and [Cyrus Capital Partners, L.P.], a [Delaware limited partnership] (together with its undersigned affiliates, the “Cyrus Managed Funds”) and, any Person who hereafter becomes a party to this Agreement pursuant to Section 2 or Section 7 of this Agreement, “New Securityholder”, together with Cyrus, the “Securityholders” and each, a “Securityholder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined herein).

WHEREAS, the Company is party to that certain Business Combination Agreement, dated as of [●], 2026 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, [Maestro Merger Sub, Inc.], a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and May Mobility, Inc., a Delaware corporation (“Legacy May Mobility”), pursuant to which the Company and Legacy May Mobility consummated a business combination (the “Business Combination”);

WHEREAS, prior to the consummation of the Business Combination, the Securityholders owned, in aggregate, [4,945,339] shares of preferred stock of Legacy May Mobility, par value $0.0001 per share (“Legacy Preferred Stock”);

WHEREAS, in connection with the Business Combination (i) (y) each issued and outstanding share of preferred stock of Legacy Preferred Stock will be converted into such number of shares of common stock of Legacy May Mobility, par value $0.0001 per share (“Legacy Common Stock”), into which such shares of Legacy Preferred Stock, as applicable, were convertible in connection with the Merger pursuant to Legacy May Mobility’s Organizational Documents, and (z) after giving effect to the conversion of the Legacy Preferred Stock, each issued and outstanding share of Legacy Common Stock will be cancelled and converted into a number of shares of Domesticated Purchaser Common Stock equal to the Exchange Ratio, following which the Securityholders will own, in aggregate, [●] shares of Domesticated Purchaser Common Stock (the “Consideration Shares”), (ii) the Securityholders acquired, either by purchasing shares in open market transactions with third parties or receiving shares from the Company prior to the Closing of the Business Combination, in aggregate, [ ● ]1 shares of Domesticated Purchaser Common Stock (the “Acquired Shares”), and (iii) the Cyrus Managed Funds purchased from the Company [●] shares of Domesticated Purchaser Series A Preferred Stock (the “PIPE Shares”) and [●] warrants to purchase Domesticated Class A Common Stock (the “Domesticated Purchaser PIPE Warrants” and together with Consideration Shares, the Acquired Shares and the PIPE Shares, the “Locked Up Securities”); and

WHEREAS, in connection with the Business Combination, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on transfer of equity interests in the Company.

1 Note to Draft: Share count to be Cyrus’ pro rata portion of 1,000,000 shares to be shared with Keyframe.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, hereby agree as follows:

1. Transfer Restrictions. Subject to the exceptions set forth herein, each Securityholder agrees not to, without the prior written consent of the board of directors of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Locked Up Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Locked Up Securities or (iii) take any action in furtherance of any of the matters described in the foregoing clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) prior to the date that is (x) with respect to the Consideration Shares, the Effective Date, and (y) with respect to the Acquired Shares, PIPE Shares and Domesticated Purchaser PIPE Warrants, six months after the Effective Date (as applicable, the “Lock-Up Period”). The foregoing restriction is expressly agreed to preclude each Securityholder, and any affiliate of such Securityholder and any person in privity with such Securityholder or any affiliate of such Securityholder, from engaging in any hedging or other transaction that is designed to, or that reasonably could be expected to lead to or result in, a sale or disposition of the Locked Up Securities even if the Locked Up Securities would be disposed of by a Person other than such Securityholder. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Locked Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Locked Up Securities. “Effective Date” means the date that the registration statement filed by the Company pursuant to the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the securityholders of the Company party thereto, first becomes effective under the Securities Act of 1933, as amended.

2. Permitted Transfers. The restrictions set forth in Section 1 shall not apply to:

(a)	Transfers of any securities other than (i) the Locked Up Securities and (ii) any other equity security of the Company issued or issuable with respect to the Locked Up Securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction;

(b)	In the case of an individual, Transfers to any Affiliates or family members of the Securityholder;

(c)	Transfers to any investment funds or vehicles controlled or managed by the Securityholder or any of its Affiliates;

(d)	Transfers by gift to a trust, the beneficiary of which is a Person to whom a Transfer would be permitted under Section 2, or to a charitable organization;

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(e)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of such individual;

(f)	in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(g)	in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the Securityholder and/or the Affiliates or family members of the Securityholder are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(h)	Transfers to a nominee or custodian of a Person to whom a Transfer would be permitted under Section 2;

(i)	Transfers in connection with any legal, regulatory or other order;

(j)	in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(k)	in the case of an entity, Transfers as part of a distribution to members, partners, shareholders or equityholders of the Securityholder;

(l)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(m)	the exercise of stock options or warrants to purchase shares of Common Stock or the vesting of stock awards relating to shares of Common Stock and any related Transfer of shares of Common Stock in connection therewith (i) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (ii) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options or stock awards, or as a result of the vesting of such shares of Common Stock, it being understood that all shares of Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-Up Period;

(n)	Transfers to the Company pursuant to any contractual arrangement in effect upon the consummation of the Business Combination that provides for the repurchase by the Company or forfeiture of Common Stock or other securities convertible into, or exercisable, redeemable or exchangeable for, Common Stock in connection with the termination of the Securityholder’s service to the Company;

(o)	the entry, by the Securityholder, at any time after the consummation of the Business Combination, of any trading plan providing for the sale of shares of Common Stock by the Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any shares of Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

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(p)	Transfers pursuant to a liquidation, merger, stock exchange, reorganization, tender offer approved by the board of directors of the Company or a duly authorized committee thereof or other similar transaction that results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property (a “Company Liquidity Event”); and

(q)	Transfers to satisfy any U.S. federal, state, or local income tax obligations of a Securityholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties, and such change prevents the Business Combination from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Business Combination does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction;

provided, however, that (A) in the case of clauses (a) through (l), as a prerequisite to such Transfer, such permitted transferee(s) must enter into joinder to this Agreement, substantially in the form of Exhibit A hereto, in order to become a “Securityholder” for purposes of this Agreement, (B) in the case of clauses (a) through (l) , any such transfer shall not involve a disposition for value, (C) any transfer pursuant to clauses (a) through (l) is not required to be reported with the SEC in accordance with the Exchange Act and no report of such transfer shall be made voluntarily and (D) neither the Securityholder nor any transferee shall otherwise voluntarily effect any public filing or report regarding such transfers. For purposes of this Section 2, “family member” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the Securityholder, and lineal descendant (including by adoption) of the Securityholder or of any of the foregoing persons.

3. Termination. This Agreement shall terminate upon the earlier of (a) the expiration of the Lock-Up Period applicable to all Locked Up Securities and (b) the closing of a Company Liquidity Event.

4. Prohibited Transfers. In furtherance of the foregoing, the Company, and any duly appointed transfer agent or warrant agent, as applicable, for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

5. Amendment; Waiver. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Company and the Securityholders holding a majority of the aggregate number of shares of Common Stock then held by those Securityholders to which this Agreement has not been terminated, which is executed in the same manner as this Agreement and which makes reference to this Agreement; provided, that neither the execution of a joinder pursuant to this Agreement, substantially in the form of Exhibit A hereto, with permitted transferees nor any updates to Schedule I pursuant to this Agreement shall constitute an amendment of this Agreement. Notwithstanding the other provisions set forth herein, the board of directors of the Company may, in its sole discretion, waive, whether in whole or in part, the restrictions on the Securityholders in connection with the lock-up contemplated in this Agreement.

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6. Entire Agreement. This Agreement and the documents or instruments referred to herein embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the parties hereto with respect to the subject matter contained herein.

7. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the parties hereto, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder.

8. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

9. Jurisdiction. Any Legal Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have jurisdiction, in the United States District Court for the District of Delaware and to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Legal Proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Legal Proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding, suit or proceeding brought pursuant to this Section 9.

10. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

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11. Counterparts. This Agreement (and any joinder to this Agreement) may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12. Electronic Signatures. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including without limitation the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code and any other applicable law.

13. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

14. Liability. The liability of any Securityholder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Securityholder be liable (solely as a result of being a Securityholder hereunder) for any other Securityholder’s breach of such other Securityholder’s obligations under this Agreement.

15. Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, in the United States District Court for the District of Delaware and to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any proceeding shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

[COMPANY]:

By:
Name:
Title:

[Signature Page to Cyrus Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

[Cyrus 1740 Master Fund, L.P.]

By:
Name:
Title:

[Cyrus Opportunities Master Fund II, LTD]

By:
Name:
Title:

[Cyrus Select Opportunities Master Fund, LTD]

By:
Name:
Title:

[Signature Page to Cyrus Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

[CANARY S.C. MASTER FUND, L.P.]

By:
Name:
Title:

[CRESCENT 1, L.P.]

By:
Name:
Title:

[CRS MASTER FUND, L.P.]

By:
Name:
Title:

[Signature Page to Cyrus Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SECURITYHOLDERS:

By:
Name:
Title:

[Signature Page to Cyrus Lock-Up Agreement]

EXHIBIT A

JOINDER TO LOCK-UP AGREEMENT

[●], 20[●]

Reference is made to the Lock-Up Agreement, dated as of [●], 20__, by and among [●], Inc. (the “Company”) and the Securityholders (as defined therein) from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Lock-Up Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lock-Up Agreement.

Each of the Company and the undersigned holder of equity interests in the Company (the “New Securityholder”) agrees that this Joinder to the Lock-Up Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The New Securityholder hereby agrees to and does become party to the Lock-Up Agreement as a Securityholder. This Joinder shall serve as a counterpart signature page to the Lock-Up Agreement and by executing below, the New Securityholder is deemed to have executed the Lock-Up Agreement with the same force and effect as if originally named a party thereto.

Upon execution and delivery of this Joinder by the Company and the New Securityholder, the New Securityholder’s name shall be deemed to be added to Schedule I of the Lock-up Agreement as a Securityholder thereunder.

This Joinder may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[ ● ]

By:
Name:
Title:

new securityholder:

[ ● ]

By:
Name:
Title: